UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2025

374WATER INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

(440) 601-9677

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Former President, Chief Executive Officer, and Director – Christian Gannon

On October 8, 2025, 374Water Inc. (the “Company”) announced that Christian Gannon stepped down as the Company’s President and Chief Executive Officer, effective as of such date. The departure and the details of Mr. Gannon’s separation from the Company are being finalized and such details will be filed in a Form 8-K/A once available.

Departure of Former General Counsel – Peter Mandel

Effective as of October 8, 2025, Peter Mandel stepped down as the Company’s General Counsel. The departure and the details of Mr. Mandel’s separation from the Company are being finalized and such details will be filed in a Form 8-K/A once available.

(c) Appointment of New Interim President and Chief Executive Officer – Stephen Jones

Simultaneously with the announcement of Mr. Gannon’s departure, the Company announced that the Board of Directors (the “Board”) appointed Stephen J. Jones, a current director of the Company, as the Company’s Interim President and Chief Executive Officer (“Interim President and CEO”), effective as of October 8, 2025, to lead the company through its next phase of project deployments and the commercialization of its super critical water oxidation technology. Mr. Jones will also lead the search effort on behalf of the Board for a fulltime President and Chief Executive Officer.

Mr. Jones, 64, has served on the Board since April 14, 2025 and will continue serving in such capacity during his term as Interim President and CEO. Mr. Jones’ experience managing and growing domestic and international companies and his business acumen are valuable assets to the Board. Prior to and up until his appointment as Interim President and CEO, Mr. Jones also served on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

Prior to his retirement, from March 2015 through October 2020, Mr. Jones was President, Chief Executive Officer and a director of Covanta Holding Corporation (formerly NYSE: CVA, now owned by private equity) (“Covanta”), a leading global provider of sustainable waste and energy solutions. Prior to joining Covanta in January 2015, Mr. Jones was employed from 1992 through September 2014 by Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases and equipment. Mr. Jones held a variety of senior-level management positions at Air Products including in the company’s tonnage gases, equipment, energy and industrial chemicals businesses, culminating with his role as Air Products’ China president based at the company’s office in Shanghai. Mr. Jones is a director of Tronox Holdings plc, a chemical company (NYSE: TROX), and chairman of the board of directors of Badger Infrastructure Solutions Ltd., a Canadian infrastructure solutions company specializing in nondestructive excavation services (TSX: BDGI). Prior to joining Air Products in 1992, Mr. Jones practiced corporate law at Dechert LLP in Philadelphia, PA, primarily in the area of mergers and acquisitions.

In connection with Mr. Jones’s appointment, the Company and Mr. Jones have entered into an employment agreement, dated October 7, 2025 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Jones will receive a base salary of $1.00 for his term and 4,500,000 stock options of the Company, 25% of which will vest and become exercisable on the vesting commencement date, 25% of which will vest and become exercisable 90 days after the vesting commencement date, 25% of which will vest and become exercisable 180 days after the vesting commencement date and the remaining 25% of which will vest and become exercisable 270 days after the vesting commencement date, subject to the Mr. Jones’s continuing service through each vesting date. Notwithstanding the foregoing, the stock options will vest and become exercisable immediately in the event of (i) a change of control of the Company, (ii) the hiring of a full-time Chief Executive Officer for the Company, or (iii) the termination of Mr. Jones other than for cause. Upon vesting, each stock option gives Mr. Jones the right to purchase one share of the Company’s common stock at the exercise price of $0.37. The stock options expire on the date which is ten years from the grant date, unless earlier terminated in accordance with the Non-Qualified Stock Option Agreement between the Company and Mr. Jones, dated October 7, 2025.

Other than the Employment Agreement, there was no arrangement or understanding between Mr. Jones and any other person with respect to his appointment to the role of Interim President and CEO. Mr. Jones does not have any family relationships with any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Jones, or any member of his immediate family, had, or will have, a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

(e) New Compensatory Arrangements of Certain Officers

                On October 9, 2025 the Company granted stock options exercisable into a total of 2,500,000 shares of common stock of the Company to certain executive officers. Under the agreements evidencing the grant of such options, each officer, including Mr. Russell Kline, Chief Financial Officer and Mr. Brad Meyers, Chief Operating Officer (together, the “Grant Officers”), will receive 500,000 stock options, 50% of which will vest 1 year from the grant date and the remaining 50% will vest 2 years from the grant date, subject, in each case, to a Grant Officer’s continuous service through each vesting date. Notwithstanding the foregoing, in the event of a termination of a Grant Officer, such Grant Officer’s stock options will vest and become exercisable immediately unless the Grant Officer is terminated (i) at his/her sole election or (ii) for cause. Upon vesting, each stock option gives the Grant Officers the right to purchase one share of the Company’s common stock at the exercise price of $0.60. The stock options expire on the date which is ten years from the grant date, unless earlier terminated in accordance with the applicable non-qualified stock option agreement.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of October 7, 2025 between 374Water Inc. and Stephen Jones.
10.2	Non-Qualified Stock Option Agreement dated as of October 7, 2025 between 374Water Inc. and Stephen Jones.
10.3	Form of Non-Qualified Stock Option Agreement between 374Water Inc. and each of Russell Kline and Brad Meyers.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2025	374WATER INC.

	By:	/s/ Stephen Jones
	Name:	Stephen Jones
	Title:	Interim President and Chief Executive Officer

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